Sun Life Insurance and Annuity Division of New York

One Sun Life Executive Park

Wellesley Hills, MA 02481

(800) SUN-LIFE

Avocation Questionnaire

Proposed Insured's Name: _________________________________________

The following questions are to be fully answered and are to become part of evidence of your insurability.

  Mountain Climbing

  Check whichever ones apply:

  I Mountain Climb _____, Hike _____, Trail Blaze _____, Rock Climb ______

  I have a professional climber status _____, I am an amateur climber ______,

  Heights that I climb:

  I do not climb mountains/rocks _____, I do climb but: under 13,000 ft. _____, over 13,000 ft ____

  Locations of climbs (Past & Future):

  US only (lower 48 states) _____, Africa _______, Alps ______, Andes ______

  Alaska & Canada, excluding Mt. McKinley ______, Mt. McKinley______,

  Brooks Range _____, Himalayas ______, Other ____________, Where ____________

  Experience:

  I've climbed for under 2 yrs______ more than 2 yrs_______

  Total Number of climbs: Less than 6 _____ , more than 6 _____

  Sky Diving

  Check whichever ones apply:

  Amateur _____ Professional ____ Instructor _____ Stunt _____ Other ______

  Give details of Other _____________________________________________

  Number of jumps per year: 0-50 ___ 51-100 ___ 101-200 ___ 201+ ___

  Do you jump: Static Line ___ Free Fall ___ Exhibition ___ Competition ___

  Date of last jump (month/year) ____________________________________

  If rating is required would you rather have an Aviation Exclusion Rider ___yes ___no
  Ballooning

  Tethered _____ Free Flight _____

  Check whichever ones apply:

  Record Attempts_____ Ocean Crossing _____ Mountain Crossing _____

  Other _____ ____ Give Details to Other_____________________________________

  Experience: 0 - 34 Hours _____ 35+ Hours ________

  Date of last flight (month/year) ___________________________

  If rating is required would you rather have an Aviation Exclusion Rider ___yes ___no

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  Hang Gliding

  Are you a USGH member? _____ Yes _____ No

  Are you an amateur status? _____ Yes _____ No

  Are you an Instructor? _____ Yes _____ No

  Do you participate in record attempts? _____ Yes _____ No

  Do you use powered Hang Gliders? _____ Yes _____ No

  If "No", describe the gliders that you are using:___________________________________________________

  ______________________________________________________________________________________

  Date of last flight (month/year) ___________________________

  If rating is required would you rather have an Aviation Exclusion Rider ___yes ___no
  Ultralight

  Are you fully licensed airplane pilot? _____ Yes _____ No

  The Ultralight I fly is : Commercially produced _____ Homebuilt _____ and/or an Experimental craft ______

  I fly at altitudes of: ______ under 3000 feet ______ over 3000 feet

  Date of last flight (month/year) ___________________________

  If rating is required would you rather have an Aviation Exclusion Rider ___yes ___no
  Other Sports or Avocations

Describe: _______________________________________________________________________________

__________________________________________________________________________________________

__________________________________________________________________________________________

__________________________________________________________________________________________

__________________________________________________________________________________________

Experience: Less than 1 yr _______ 1 - 2 yrs __________ More than 2 yrs _______

Frequency: _________ times per year

Date of last activity (month/year): ______

Location:________________________________________________________

Certificate or license: ____________________ Clubs or Associations: _____________________

Additional Details: ___________________________________________________________________________

__________________________________________________________________________________________

__________________________________________________________________________________________

I represent that all statements and answers made to all parts of this questionnaire are complete and true to the best of my knowledge and belief. I agree that this questionnaire shall form part of my application for insurance.

Signature of Proposed Insured ________________________________ Date _________________________

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